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                                                                       EXHIBIT 1



                                  $150,000,000

                           SYNAGRO TECHNOLOGIES, INC.

                    9 1/2% SENIOR SUBORDINATED NOTES DUE 2009

                               PURCHASE AGREEMENT

April 8, 2002
LEHMAN BROTHERS INC.,
BANC OF AMERICA SECURITIES LLC
c/o Lehman Brothers, Inc.
745 7th Avenue
New York, New York 10019

Ladies and Gentlemen:

         Synagro Technologies, Inc, a Delaware corporation (the "Company"), proposes, upon the terms and considerations set forth herein, to issue and sell to you, as the initial purchasers (the "Initial Purchasers"), $150,000,000 in aggregate principal amount of its 9 1/2% Senior Subordinated Notes due 2009 (the "Notes"). The Notes will (i) have terms and provisions which are summarized in the Offering Memorandum (as defined below) and (ii) are to be issued pursuant to an Indenture (the "Indenture") to be entered into among the Company, the Guarantors (as defined below) and Wells Fargo Bank Minnesota, National Association as trustee (the "Trustee"). The Company's obligations under the Notes, including the due and punctual payment of interest on the Notes, will be unconditionally guaranteed (the "Guarantees") by each of the guarantors named on
Schedule I hereto (together the "Guarantors"). As used herein, the term "Notes" shall include the Guarantees, unless the context otherwise requires. This is to confirm the agreement concerning the purchase of the Notes and the Guarantees from the Company and the Guarantors, respectively, by the Initial Purchasers.

         1. Preliminary Offering Memorandum and Offering Memorandum. The Notes will be offered and sold to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the "Act"), in reliance on an exemption pursuant to Section 4(2) under the Act. The Company and the Guarantors have prepared a preliminary offering memorandum, dated March 22, 2002 (the "Preliminary Offering Memorandum"), and an offering memorandum, dated April 8, 2002 (the "Offering Memorandum"), setting forth information regarding the Company, the Guarantors, the Notes, the Exchange Notes (as defined herein), the Guarantees and the Exchange Guarantees (as defined herein). Any references herein to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to include all amendments and supplements thereto. The Company and the Guarantors hereby confirm that they have authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Notes by the Initial Purchasers.


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         It is understood and acknowledged that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Notes (and all securities issued in exchange therefor, in substitution thereof) shall bear the following legend (along with such other legends as the Initial Purchasers and their counsel deem necessary):

         "THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE BLUE SKY LAWS OF THE STATES OF THE UNITED STATES."

         You have advised the Company that you will make offers (the "Exempt Resales") of the Notes purchased by you hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely (i) to persons whom you reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBs") and (ii) outside the United States to certain persons in offshore transactions in reliance on Regulation S under the Act. Those persons specified in clauses (i) and (ii) are referred to herein as the "Eligible Purchasers." You will offer the Notes to Eligible Purchasers initially at a price equal to 100% of the principal amount thereof. Such price may be changed at any time without notice.

         Holders (including subsequent transferees) of the Notes will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement") among the Company, the Guarantors and the Initial Purchasers to be dated April 17, 2002 (the "Closing Date") for so long as such Notes constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree to file with the Commission under the circumstances set forth therein, a registration statement under the Act (the "Exchange Offer Registration Statement") relating to the Company's 9 1/2% Exchange Notes due 2009 (the "Exchange Notes") and the Guarantors' Exchange Guarantees (the "Exchange Guarantees") to be offered in exchange for the Notes and the Guarantees. Such portion of the offering is referred to as the "Exchange Offer."



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         2. Representations, Warranties and Agreements of the Company and the
Guarantors. The Company and each of the Guarantors, jointly and severally represents, warrants and agrees that:

         (a) When the Notes and Guarantees are issued and delivered pursuant to this Agreement, such Notes and Guarantees will not be of the same class (within the meaning of Rule 144A under the Act) as securities of the Company or the Guarantors that are listed on a national securities exchange registered under
Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

         (b) Neither the Company nor any of its subsidiaries is, and after giving effect to the offering and sale of the Notes will be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended and the rules and regulations of the Commission thereunder.

         (c) The Company and each Guarantor has all requisite corporate power and authority to enter into the Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Company and each Guarantor and, when executed by the Company and each Guarantor in accordance with the terms hereof and thereof, will be validly executed and delivered and (assuming the due execution and delivery thereof by you) will be the legally valid and binding obligation of the Company and each Guarantor in accordance with the terms hereof and thereof, enforceable against the Company and each Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor's rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification and contribution, by principles of public policy.

         (d) Assuming that your representations and warranties in Section 3(b) are true, the purchase and resale of the Notes pursuant hereto (including pursuant to the Exempt Resales) is exempt from the registration requirements of the Act. No form of general solicitation or general advertising was used by the Company, the Guarantors or any of their respective representatives (except that the Company and the Guarantors make no representation as to you) in connection with the offer and sale of the Notes, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

         (e) No form of general solicitation or general advertising was used by the Company, the Guarantors or any of their respective representatives (except that the Company and the Guarantors make no representation as to you) with respect to Notes sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Securities Act), by means of any directed selling efforts within the meaning of Rule 902 under the Securities Act and the Company, any affiliate of the Company and any person acting on its or their behalf has complied with and will implement the "offering restrictions" within the meaning of such Rule 902.



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         (f) Each of the Preliminary Offering Memorandum and the Offering
Memorandum, as of its date, contains all the information specified in, and meeting the requirements of Rule 144A(d)(4) under the Act.

         (g) The Preliminary Offering Memorandum and Offering Memorandum with respect to the Notes have been prepared by the Company and the Guarantors for use by the Initial Purchasers in connection with the Exempt Resales. No order or decree preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company or any of the Guarantors is contemplated.

         (h) The Preliminary Offering Memorandum and the Offering Memorandum as of their respective dates and the Offering Memorandum as of the Closing Date, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements in or omissions from the Preliminary Offering Memorandum and Offering Memorandum made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by or on behalf of the Initial Purchasers expressly for use therein.

         (i) The Registration Rights Agreement will conform to the description thereof in the Offering Memorandum.

         (j) The market-related and customer-related data and estimates included under the captions "Summary," and "Business" in the Preliminary Offering Memorandum and the Offering Memorandum are based on or derived from sources which the Company believes to be reliable and accurate.

         (k) The Company and the Guarantors have been duly incorporated or formed and are validly existing as corporations, limited liability companies or partnerships, as the case may be, in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations or limited liability companies, as the case may be, in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification except where failure to be so qualified would not have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and the Guarantors, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged.

         (l) The Company has an authorized capitalization as set forth in the Offering Memorandum, and all of the issued shares of capital stock of or interests in the Company have been duly and validly authorized and issued, are fully paid and non-assessable; and all of the issued shares of capital stock of or interests in each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and (except for directors'



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qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims except as disclosed in the Offering Memorandum.

         (m) The Indenture has been duly and validly authorized by the Company and the Guarantors, and upon its execution and delivery and, assuming due authorization, execution and delivery by the Trustee, will constitute the valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, subject to the qualification that the enforceability of the Company's and the Guarantors' obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles; no qualification of the Indenture under the Trust Indenture Act of 1939 (the "1939 Act") is required in connection with the offer and sale of the Notes contemplated hereby or in connection with the Exempt Resales.

         (n) The Indenture will conform to the description thereof in the Offering Memorandum.

         (o) The Notes have been duly and validly authorized by the Company and when duly executed by the Company in accordance with the terms of the Indenture and, assuming due authentication of the Notes by the Trustee, upon delivery to the Initial Purchasers against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, subject to the qualification that the enforceability of the Company's obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles.

         (p) The Notes will conform to the description thereof in the Offering Memorandum.

         (q) On the Closing Date, the Exchange Notes will have been duly and validly authorized by the Company and if and when duly issued and authenticated in accordance with the terms of the Indenture and delivered in accordance with the Exchange Offer provided for in the Registration Rights Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, subject to the qualification that the enforceability of the Company's obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles.

         (r) The Guarantees have been duly and validly authorized by the Guarantors and when duly executed and delivered by the Guarantors in accordance with the terms of the Indenture and upon the due execution, authentication and delivery of the Notes in accordance with the Indenture and the issuance of the Notes in the sale to the Initial Purchasers contemplated by this Agreement, will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, subject to the qualification that the enforceability of the Guarantors' obligations thereunder may be limited by bankruptcy,



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fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles.

         (s) The Guarantees will conform to the description thereof in the Offering Memorandum.

         (t) On the Closing Date, the Exchange Guarantees will have been duly and validly authorized by the Guarantors and if and when duly executed and delivered by the Guarantors in accordance with the terms of the Indenture and upon the due execution and authentication of the Exchange Notes in accordance with the Indenture and the issuance and delivery of the Exchange Notes in the Exchange Offer contemplated by the Registration Rights Agreement, will constitute valid and binding obligations of the Guarantors, entitled to the benefits of the Indenture, enforceable against the Guarantors in accordance with their terms, subject to the qualification that the enforceability of the Guarantors' obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles.

         (u) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

         (v) The issue and sale of the Notes and the Guarantees and the compliance by the Company and the Guarantors with all of the provisions of the Notes, the Guarantees, the Exchange Notes, the Exchange Guarantees, the Indenture, the Registration Rights Agreement and this Agreement and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, the Guarantors or any of their respective subsidiaries is a party or by which the Company, the Guarantors or any of their respective subsidiaries is bound or to which any of the property or assets of the Company, the Guarantors or any of their respective subsidiaries is subject, provided that as of the date hereof but not as of the Closing Date, except for the consent of a majority of the lenders under the Credit Agreement (as defined in the Offering Memorandum) as required by such Credit Agreement, nor will such actions result in any violation of the provisions of the Certificate of Incorporation, Certificate of Formation, partnership agreement charter, by-laws or other organizational documents of the Company, the Guarantors or any of their respective subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Guarantors or any of their respective subsidiaries or any of their properties or assets; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes and the Guarantees or the consummation by the Company and the Guarantors of the transactions contemplated by this Agreement, the Registration Rights Agreement or the Indenture, except for the filing of a registration statement by the Company with the Commission pursuant to the Act as required by the Registration Rights Agreement and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Initial Purchasers.



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         (w) Except as described in the Offering Memorandum, there are no contracts, agreements or understandings between the Company, any Guarantor and any person granting such person the right to require the Company or any Guarantor to include such securities in the securities registered pursuant to the Registration Rights Agreement or in any securities being registered pursuant to any other registration statement filed by the Company or any Guarantor under the Act.

         (x) During the six-month period preceding the date of the Offering Memorandum, none of the Company, the Guarantors or any other person acting on behalf of the Company or any Guarantor has offered or sold to any person any Notes or Guarantees, or any securities of the same or a similar class as the Notes or Guarantees, other than Notes or Guarantees offered or sold to the Initial Purchasers hereunder. The Company and the Guarantors will take reasonable precautions designed to insure that any offer or sale by the Company or the Guarantors, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities Act), of any Notes or Guarantees or any substantially similar security issued by the Company or any Guarantor, within six months subsequent to the date on which the distribution of the Notes and the Guarantees has been completed (as notified to the Company by the Initial Purchasers), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Notes and the Guarantees in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Act.

         (y) Neither the Company, the Guarantors nor any of their respective subsidiaries has sustained, since the date of the latest audited financial statements included in the Offering Memorandum, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum as of the Closing Date; and, since such date, there has not been any change in the capital stock or long-term debt of the Company, the Guarantors or any of their respective subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company, the Guarantors or any of their respective subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Offering Memorandum.

         (z) The financial statements (including the related notes and supporting schedules) included in the Offering Memorandum present fairly the consolidated financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

         (aa) Arthur Andersen LLP, who have certified certain financial statements of the Company included in the Offering Memorandum, whose report appears in the Offering Memorandum and who have delivered the initial letter referred to in Section 7(e) hereof, are independent public accountants as required by the Act and the Rules and Regulations.



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         (bb) The Company, the Guarantors and each of their respective subsidiaries has good title to all real property and good title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Memorandum or such as do not materially interfere with the use made and proposed to be made of such property by the Company, the Guarantors or any of their respective subsidiaries; and all real property and buildings held under lease by the Company, the Guarantors or any of their respective subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, the Guarantors or any of their respective subsidiaries.

         (cc) Except as described in the Offering Memorandum, the Company, the Guarantors and each of their respective subsidiaries carry, or are covered by, insurance with a carrier who the Company believes to be financially responsible in such amounts and covering such risks as the Company believes is adequate for the conduct of their respective businesses and the value of their respective properties.

         (dd) The Company, the Guarantors and each of their respective subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

         (ee) Except as described in the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company, the Guarantors or any of their respective subsidiaries is a party or of which any property or assets of the Company, the Guarantors or any of their respective subsidiaries is the subject which, if determined adversely to the Company, the Guarantors and their respective subsidiaries, taken as a whole, might have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company, the Guarantors and their respective subsidiaries, taken as a whole; and to the best of the Company's and each Guarantors' knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

         (ff) There are no contracts or other documents which would be required to be included under Item 601(b)(10) of Regulation S-K, which have not been described in the Offering Memorandum.

         (gg) No relationship, direct or indirect, which would be required to be described under Item 404 of Regulation S-K, exists between or among the Company, any Guarantor on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, or any Guarantor on the other hand, which is not so described in the Offering Memorandum.

         (hh) No labor disturbance by the employees of the Company or any Guarantor exists or, to the knowledge of the Company or any Guarantor, is imminent which might be




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expected to have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company, the Guarantors and their respective subsidiaries, taken as a whole.

         (ii) The Company is in compliance in all material respects with all presently applicable provisions of ERISA; no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any Guarantor would have any liability; neither the Company nor any Guarantor has incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company or any Guarantor would have any liability that is intended to be qualified under
Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

         (jj) The Company and each Guarantor has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company, the Guarantors or any of their respective subsidiaries which has had (nor does the Company or any Guarantor have any knowledge of any tax deficiency which, if determined adversely to the Company, the Guarantors and their respective subsidiaries, taken as a whole, might have) a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company, the Guarantors and their respective subsidiaries, taken as a whole.

         (kk) Since the date as of which information is given in the Preliminary Offering Memorandum through the date hereof, and except as may otherwise be disclosed in the Offering Memorandum as of the Closing Date, neither the Company nor any Guarantor has (i) issued or granted any securities, (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business or
(iv) declared or paid any dividend on its capital stock.

         (ll) The Company and each Guarantor (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization and (B) transactions recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets.

         (mm) Neither the Company, the Guarantors nor any of their respective subsidiaries (i) is in violation of its Certificate of Incorporation, Certificate of Formation, partnership agreement, charter, by-laws or other organizational documents, (ii) is in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except, with regard to (ii) and (iii) of this paragraph, for such defaults, violations or failures that would not reasonably be expected to have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company, the Guarantors and their respective subsidiaries, taken as a whole.

         (nn) Neither the Company, the Guarantors nor any of their respective subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company, the Guarantors or any of their respective subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

         (oo) Except as disclosed in the Offering Memorandum and except for possible violations which, individually or in the aggregate, would not have a material adverse effect on the general affairs, management, financial position, stockholders' equity or results of operations of the Company, the Guarantors and their respective subsidiaries, taken as a whole, the Company, the Guarantors and their respective subsidiaries (1) are conducting and have conducted the business, operations and facilities in compliance with all applicable federal, state, local, and foreign laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations, orders, judgments, directives, decrees, requirements and common law relating to occupational safety and health, or pollution, or protection of health or the environment as now or previously in effect (including, without limitation, those relating to, regulating, or imposing liability or standards of conduct concerning (i) noise or odor, (ii) the use or disposal of sewage sludge or biosolids, (iii) emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous, dangerous, toxic, biohazardous or infectious substances, materials, constituents or wastes or toxins, viruses, infectious disease agents, or pathogens, petroleum, petroleum products and their breakdown constituents, or any other chemical substance regulated under Environmental Laws (as defined below) or exhibiting a hazardous waste characteristic including but not limited to corrosivity, ignitability, toxicity, or reactivity, whether solid, gaseous or liquid in nature ("Hazardous Substances"), into ambient air, surface water, groundwater or land, (iv) relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, release, transport or handling of Hazardous Substances or (v) otherwise relating to remediating real property or concerning protection of the outdoor or indoor environment) ("Environmental Laws"); (2) possess and maintain in full force and effect any and all permits, licenses or registrations required under Environmental Laws ("Environmental Permits"); (3) will not require material expenditures to maintain such Environmental Permits or such compliance with Environmental Laws or to remediate, clean up, abate or remove any Hazardous Substance on any real property currently or formerly owned, operated or leased by the Company or its subsidiaries; and (4) have not received any notice from a governmental instrumentality or any other third party alleging any violation thereof or liability thereunder

(including, without limitation, liability for costs of investigating or remediating sites containing Hazardous Substances and/or damages to natural resources).

         (pp) Except as disclosed in the Offering Memorandum, there is no claim pending or, to the best knowledge of the Company, the Guarantors or any of their respective subsidiaries, threatened or contemplated under any Environmental Laws against the Company, the Guarantors or any of their respective subsidiaries which, if adversely determined, individually or in the aggregate, would have a material adverse effect on the general affairs, management, financial position, stockholders' equity or results of operations of the Company, the Guarantors and their respective subsidiaries, taken as a whole; and except as disclosed in the Offering Memorandum, there are no past or present actions or conditions, including, without limitation, (i) the release or threatened release of any Hazardous Substance or (ii) any legal proceeding or any unsatisfied condition in an Environmental Permit that would reasonably be expected to allow material modification or revocation thereof, that are reasonably likely to form the basis of any such claim against the Company, the Guarantors or any of their respective subsidiaries which, if adversely determined, individually or in the aggregate would have a material adverse effect on the general affairs, management, financial position, stockholders' equity or results of operations of the Company, the Guarantors and their respective subsidiaries, taken as a whole.

         (qq) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Notes), will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System.

         (rr) The statements set forth in the Offering Memorandum under the caption "Description of the Notes," insofar as they purport to constitute a summary of the terms of the Notes and the Guarantees and under the captions "Risk Factors -- Risk Relating to us and Our Business -- Federal wastewater treatment and biosolid regulations may restrict our operations or increase our costs of operations," "Risk Factors -- We are subject to extensive federal, state and local environmental regulation and permitting" Risk Factors -- If we lose the pending lawsuits we are currently involved in, we could be liable for significant damages and legal expenses," Risk Factors -- We may become subject to the Comprehensive Environmental Response Compensation and Liability Act, or "CERCLA", "Business -- Industry Overview -- History," "Business -- Industry Overview -- Classes of Biosolids," "Business -- Federal, State and Local Government Regulations," "Business -- Legal and Other Proceedings" "Certain U.S. Federal Income Considerations," "Certain Relationships and Related Transactions," "Description of Other Indebtedness and Preferred Stock," "Management--Employment Agreements" and "Plan of Distribution," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects.

         (ss) Prior to the date hereof, neither the Company, the Guarantors nor any of their respective affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company or the Guarantors in connection with the offering of the Notes.

         (tt) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes.

         (uu) The Company is subject to Section 13 or 15(d) of the Exchange Act.

         Each of the Company and Guarantors understands that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 7(c) and 7(d) hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations, warranties and agreements of the Company, and the Guarantors, and the Company and the Guarantors hereby consent to such reliance.

         3. Purchase of the Notes by the Initial Purchasers, Agreements to Sell, Purchase and Resell.

         (a) The Company and the Guarantors, jointly and severally hereby agree, on the basis of the representations, warranties and agreements of the Initial Purchasers contained herein and subject to all the terms and conditions set forth herein, to issue and sell to the Initial Purchasers and, upon the basis of the representations, warranties and agreements of the Company and the Guarantors herein contained and subject to all the terms and conditions set forth herein, each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.25% of the principal amount thereof, the principal amount of Notes set forth opposite the name of such Initial Purchaser in Schedule II hereto. The Company and the Guarantors shall not be obligated to deliver any of the securities to be delivered hereunder except upon payment for all of the securities to be purchased as provided herein.

         (b) Each of the Initial Purchasers, severally and not jointly hereby represents and warrants to the Company that it will offer the Notes for sale upon the terms and conditions set forth in this Agreement and in the Offering Memorandum. Each of the Initial Purchasers, severally and not jointly, hereby represents and warrants to, and agrees with, the Company that such Initial
Purchaser: (i) is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes; (ii) is purchasing the Notes pursuant to a private sale exempt from registration under the Act; (iii) in connection with the Exempt Resales, will solicit offers to buy the Notes only from, and will offer to sell the Notes only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Offering Memorandum; and (iv) will not offer or sell the Notes, nor has it offered or sold the Notes by, or otherwise engaged in, any form of general solicitation or general advertising (within the meaning of Regulation D; including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) in connection with the offering of the Notes. The Initial Purchasers have advised the Company that they will offer the Notes to Eligible Purchasers at a price initially equal to 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance of the Notes. Such price may be changed by the Initial Purchasers at any time thereafter without notice.

         Each of the Initial Purchasers understands that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 7(c) and 7(d) hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations, warranties and agreements of the Initial Purchasers, and the Initial Purchasers hereby consent to such reliance.

         4. Delivery of the Notes and Payment Therefor. Delivery to the Initial Purchasers of and payment for the Notes shall be made at the office of Latham & Watkins, 53rd at Third, 885 Third Avenue, New York, New York 10022, at 9:00 A.M., New York City time, on the Closing Date. The place of closing for the Notes and the Closing Date may be varied by agreement between the Initial Purchasers and the Company.

         The Notes will be delivered to the Initial Purchasers against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer in immediately available funds, by causing The Depository Trust Company ("DTC") to credit the Notes to the account of the Initial Purchasers at DTC. The Notes will be evidenced by one or more global securities in definitive form (the "Global Notes") and/or by additional definitive securities, and will be registered, in the case of the Global Notes, in the name of Cede & Co. as nominee of DTC, and in the other cases, in such names and in such denominations as the Initial Purchasers shall request prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date. The Notes to be delivered to the Initial Purchasers shall be made available to the Initial Purchasers in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date.

         5. Agreements of the Company and the Guarantors. The Company and each of the Guarantors, jointly and severally, agrees with each Initial Purchaser as follows:

         (a) The Company and the Guarantors will furnish to the Initial Purchasers, without charge, as of the date of the Offering Memorandum, such number of copies of the Offering Memorandum as may then be amended or supplemented as they may reasonably request.

         (b) The Company and the Guarantors will not make any amendment or supplement to the Preliminary Offering Memorandum or to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which they shall reasonably object after being so advised.

         (c) Prior to the execution and delivery of this Agreement, the Company and the Guarantors shall have delivered or will deliver to the Initial Purchasers, without charge, in such quantities as the Initial Purchasers shall have requested or may hereafter reasonably request, copies of the Preliminary Offering Memorandum. The Company and each of the Guarantors consent to the use, in accordance with the securities or Blue Sky laws of the jurisdictions in which the Notes are offered by the Initial Purchasers and by dealers, prior to the date of the Offering Memorandum, of each Preliminary Offering Memorandum so furnished by the Company and the Guarantors. The Company and each of the Guarantors consent to the use of the Offering Memorandum in accordance with the securities or Blue Sky laws of the jurisdictions in which the Notes are offered by the Initial Purchasers and by all dealers to whom Notes may be sold, in connection with the offering and sale of the Notes.

         (d) If, at any time prior to completion of the distribution of the Notes by the Initial Purchasers to Eligible Purchasers, any event shall occur that in the judgment of the Company, any of the Guarantors or in the opinion of counsel for the Initial Purchasers should be set forth in the Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Offering Memorandum in order to comply with any law, the Company and the Guarantors will forthwith prepare an appropriate supplement or amendment thereto or such document, and will expeditiously furnish to the Initial Purchasers and dealers a reasonable number of copies thereof.

         (e) The Company and each of the Guarantors will cooperate with the Initial Purchasers and with their counsel in connection with the qualification of the Notes for offering and sale by the Initial Purchasers and by dealers under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification; provided, that in no event shall the Company or any of the Guarantors be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject.

         (f) For a period of 180 days from the date of the Offering Memorandum, the Company and the Guarantors will not, directly or indirectly, sell, offer to sell, contract to sell, grant any option to purchase, issue any instrument convertible into or exchangeable for, or otherwise transfer or dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition in the future of), any debt securities of the Company or the Guarantors in the high-yield capital markets, except (i) in exchange for the Exchange Notes and Exchange Guarantees in connection with the Exchange Offer or (ii) with the prior consent of Lehman Brothers Inc., which consent will not be unreasonably withheld.

         (g) To make available to the record holders of the Notes as soon as practicable after the end of each fiscal year a financial report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Memorandum), to make available to its stockholders consolidated summary financial information of the Company and its consolidated subsidiaries for such quarter in reasonable detail.

         (h) So long as any of the Notes are outstanding, the Company and the Guarantors will make available to the Initial Purchasers (i) as soon as available, a copy of each financial report of the Company or any Guarantor mailed to stockholders generally or filed with any stock exchange or the Commission and (ii) from time to time such other publicly available information concerning the Company and/or the Guarantors as the Initial Purchasers may reasonably request.

         (i) If this Agreement shall terminate or shall be terminated after execution and delivery pursuant to any provisions hereof (otherwise than pursuant to a breach by an Initial Purchaser or by notice given by the Initial Purchasers terminating this Agreement pursuant to Section 10 hereof) or if this Agreement shall be terminated by the Initial Purchasers because of any failure or refusal on the part of the Company or any of the Guarantors to comply with the terms or fulfill any of the conditions of this Agreement, the Company and the Guarantors agree to reimburse the Initial Purchasers for all out-of-pocket expenses (including reasonable fees and expenses of its counsel) reasonably incurred by it in connection herewith, but without any further obligation on the part of the Company or any of the Guarantors for loss of profits or other damages.

         (j) The Company and the Guarantors will apply the net proceeds from the sale of the Notes to be sold by it hereunder substantially in accordance with the description set forth in the Offering Memorandum under the caption "Use of Proceeds."

         (k) Except as stated in this Agreement and in the Preliminary Offering Memorandum and Offering Memorandum, neither the Company, the Guarantors nor any of their respective affiliates has taken, nor will any of them take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or any of the Guarantors to facilitate the sale or resale of the Notes and the Guarantees. Except as permitted by the Act, the Company and the Guarantors will not distribute any offering material in connection with the Exempt Resales.

         (l) The Company and the Guarantors will use their best efforts to permit the Notes to be designated Private Offerings, Resales and Trading through Automated Linkages (PORTAL) Market(SM) (the "PORTAL Market(SM)") securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market(SM) and to permit the Notes to be eligible for clearance and settlement through DTC.

         (m) From and after the Closing Date, so long as any of the Notes are outstanding and are "restricted securities" within the meaning of the Rule 144(a)(3) under the Act or, if earlier, until three years after the Closing Date, and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company and the Guarantors will satisfy the information delivery requirements pursuant to Rule 144A(d)(4) under the Act to permit compliance with Rule 144A in connection with resale of the Notes.

         (n) The Company and the Guarantors have complied and will comply with all provisions of Florida Statutes Section 517.075 relating to issuers doing business with Cuba.

         (o) During the period of two years after the Closing Date, the Company and the Guarantors will not, and will not permit any of their "affiliates" (as defined in Rule 144 under the Securities Act), to, resell any of the Notes which constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

         (p) The Company and the Guarantors agree not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Notes.

         (q) The Company and the Guarantors agree to comply with all the terms and conditions of the Registration Rights Agreement and all agreements set forth in the representation letter of the Company and the Guarantors to DTC relating to the approval of the Notes by DTC for "book entry" transfer.

         (r) The Company and the Guarantors agree that prior to any registration of the Notes and the Guarantees pursuant to the Registration Rights Agreement, or at such earlier time as may be required, the Indenture shall be qualified under the 1939 Act and any necessary supplemental indentures will be entered into in connection therewith.

         (s) The Company and the Guarantors will not voluntarily claim, and will resist actively all attempts to claim, the benefit of any usury laws against holders of the Notes.

         (t) To take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

         (u) The Company and the Guarantors will do and perform all things required or necessary to be done and performed under this Agreement by them prior to the Closing Date, and to satisfy all conditions precedent to the Initial Purchasers' obligations hereunder to purchase the Notes.

         (v) The Company will use its reasonable best efforts to obtain the consent of a majority of the lenders to the Credit Agreement (as defined in the Offering Memorandum) to the extent required by the Credit Agreement.

         6. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, the Company and the Guarantors, jointly and severally agree, to pay all costs, expenses, fees and taxes incident to and in connection with: (i) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements and exhibits) and all amendments and supplements thereto (including the fees, disbursements and expenses of the Company's accountants and counsel, but not, however, legal fees and expenses of the Initial Purchasers' counsel incurred in connection therewith); (ii) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Indenture, the Registration Rights Agreement, all Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection therewith and with the Exempt Resales (but not, however, legal fees and expenses of your counsel incurred connection with any of the foregoing other than fees of such counsel plus reasonable disbursements incurred in connection with the preparation, printing and delivery of such Blue Sky Memoranda); (iii) the issuance and delivery by the Company of the Notes and by the Guarantors of the Guarantees and any taxes payable in connection therewith; (iv) the qualification of the Notes and Exchange Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the reasonable fees and disbursements of your counsel relating to such registration or qualification); (v) furnishing such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the Exempt Resales; (vi) the preparation of certificates for the Notes (including, without limitation, printing and engraving thereof); (vii) the application for quotation of the Notes in the PORTAL Market(SM) (including all disbursements and listing fees); (viii) the approval of the Notes by DTC for "book-entry" transfer; (ix) rating the Notes and the Exchange Notes; (x) the Trustee, any agent of the Trustee and the counsel for the Trustee in connection with the Indenture, the Notes, the Guarantees, the Exchange Notes, and the Exchange Guarantees; and (xi) the performance by the Company and the Guarantors of their other obligations under this Agreement.

         7. Conditions to Initial Purchasers' Obligations. The respective obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of the Company and the Guarantors contained herein, to the performance by the Company and the Guarantors of their respective obligations hereunder, and to each of the following additional terms and conditions:

         (a) The Initial Purchasers shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Latham & Watkins, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

         (b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Notes, the Guarantees, the Exchange Notes, the Exchange Guarantees, the Registration Rights Agreement, the Indenture and the Offering Memorandum, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Initial Purchasers, and the Company and the Guarantors shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

         (c) Locke Liddell & Sapp LLP and Alvin L. Thomas II shall have furnished to the Initial Purchasers their respective written opinions, as counsel to the Company and the Guarantors, addressed to the Initial Purchasers and dated the Closing Date, substantially in the form of Exhibits A and B, respectively, hereto.

         (d) The Initial Purchasers shall have received from Latham & Watkins, counsel for the Initial Purchasers, such opinion or opinions, dated such Closing Date, with respect to the issuance and sale of the Notes, the Offering Memorandum and other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

         (e) At the time of execution of this Agreement, the Initial Purchasers shall have received from Arthur Andersen LLP a letter, in form and substance satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than two days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to initial purchasers in connection with registered public offerings.

         (f) With respect to the letter of Arthur Andersen LLP referred to in the preceding paragraph and delivered to the Initial Purchasers concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Initial Purchasers a letter (the "bring-down letter") of such accountants, addressed to the Initial Purchasers and dated the Closing Date
(i) confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

         (g) Neither the Company, any Guarantor nor any of their respective subsidiaries shall have sustained, since the date of the latest audited financial statements included in the Offering Memorandum, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum; and, since such date, there shall not have been any change in the capital stock or long-term debt of the Company, any Guarantor or any of their respective subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company, any Guarantors and their respective subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Offering Memorandum.

         (h) The Company and each Guarantor shall have furnished or caused to be furnished to the Initial Purchasers on the Closing Date certificates of officers of the Company and each Guarantor satisfactory to the Initial Purchasers as to the accuracy of the representations and warranties of the Company and each Guarantor herein at and as of the Closing Date, as to the performance by the Company and each Guarantor of all of their obligations hereunder to be performed at or prior to the Closing Date and as to such other customary matters as the Initial Purchasers may reasonably request.

         (i) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities or preferred stock.

         (j) The Notes have been designated for trading on the PORTAL
Market(SM).

         (k) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the Nasdaq National Market or the Nasdaq Small Cap Market or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such), including, without limitation, as a result of terrorist activities after the date hereof, as to make it, in the judgment of Lehman Brothers Inc., impracticable or inadvisable to proceed with the offering or delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Offering Memorandum.

         (l) The Company will have received consents from a majority of lenders under the Credit Agreement (as defined in the Offering Memorandum) to the extent required under the Credit Agreement.

         (m) The Initial Purchasers shall have received from counsel for the states of New Jersey, New York, Arizona and Maryland, such opinion or opinions, dated such Closing Date, with respect to the issuance and sale of the Notes, the Offering Memorandum and other related matters as the Initial Purchasers may reasonably require as such relate to those Guarantors identified by the Initial Purchasers and specified in such opinion, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

         All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

         8. Indemnification and Contribution.

         (a) The Company and each Guarantor, jointly and severally, shall indemnify and hold harmless each Initial Purchaser, its directors, officers and employees and each person, if any, who controls any Initial Purchaser within the meaning of the Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Notes), to which that Initial Purchaser, director, officer, employee or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon,
(i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or (B) in any Blue Sky application or other document prepared or executed by the Company or any Guarantor (or based upon any written information furnished by the Company or any Guarantor) specifically for the purpose of qualifying any or all of the Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application"), (ii) the omission or alleged omission to state in any Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Initial Purchaser in connection with, or relating in any manner to, the Notes or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company and the Guarantors shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Initial Purchaser through its gross negligence or willful misconduct), and shall reimburse each Initial Purchaser and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum or Offering Memorandum, or in any such amendment or supplement, or in any Blue Sky Application, in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company through the Initial Purchasers or by such Initial Purchaser or on behalf of such Initial Purchaser through Lehman Brothers Inc. specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability which the Company or the Guarantors may otherwise have to any Initial Purchaser or to any director, officer, employee or controlling person of that Initial Purchaser.

         (b) Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless the Company, each Guarantor, their respective officers and employees, each of their respective directors, and each person, if any, who controls the Company or any Guarantor within the meaning of the Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, any Guarantor or any such director, officer, employee or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto, or (B) in any Blue Sky Application or (ii) the omission or alleged omission to state in the Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company by or on behalf of that Initial Purchaser specifically for inclusion therein, and shall reimburse the Company, any Guarantor and any such director, officer, employee or controlling person for any legal or other expenses reasonably incurred by the Company, any Guarantor or any such director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Initial Purchaser may otherwise have to the Company, any Guarantor or any such director, officer, employee or controlling person.

         (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and; provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Initial Purchasers shall have the right to employ counsel to represent jointly the Initial Purchasers and those Initial Purchasers and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Initial Purchasers against the Company or any Guarantor under this Section 8 if, in the reasonable judgment of the Initial Purchasers, it is advisable for the Initial Purchasers and those officers, employees and controlling persons to be jointly represented by separate counsel due to the existence of separate defenses available to the Initial Purchasers, and in that event the reasonable fees and expenses of such separate counsel shall be paid by the Company or any Guarantor. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the written consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any indemnifiable loss or liability by reason of such settlement or judgment.

         (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand and the Initial Purchasers on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand and the Initial Purchasers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Company and the Guarantors on the one hand, and the total underwriting discounts and commissions received by the Initial Purchasers with respect to the Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Notes under this Agreement, in each case as set forth on the cover page of the Offering Memorandum. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Guarantors or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. For purposes of the preceding two sentences, the net proceeds deemed to be received by the Company shall be deemed to be also for the benefit of the Guarantors and information supplied by the Company shall also be deemed to have been supplied by the Guarantors. The Company, the Guarantors, and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

         (e) The Initial Purchasers severally confirm and the Company and the Guarantors acknowledge that the statements with respect to the public offering of the Notes by the Initial Purchasers set forth in the fifth, sixth, ninth, tenth and twelfth paragraphs of the section entitled "Plan of Distribution" in the Offering Memorandum are correct and constitute the only information concerning such Initial Purchasers furnished in writing to the Company by or on behalf of the Initial Purchasers specifically for inclusion in the Offering Memorandum.

         9. Defaulting Initial Purchaser. If, on the Closing Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Initial Purchaser shall be obligated to purchase the Notes which the defaulting Initial Purchaser agreed but failed to purchase on the Closing Date; provided, however, that the remaining non-defaulting Initial Purchaser shall not be obligated to purchase any of the Notes on the Closing Date if the total number of Notes which the defaulting Initial Purchaser agreed but failed to purchase on such date exceeds 9.09% of the total number of Notes to be purchased on the Closing Date, and any remaining non-defaulting Initial Purchaser shall not be obligated to purchase more than 110% of the number of Notes which it agreed to purchase on the Closing Date pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Initial Purchaser, or those other Initial Purchasers satisfactory to the Initial Purchaser who so agrees, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Notes to be purchased on the Closing Date. If the remaining Initial Purchasers or other Initial Purchasers satisfactory to the remaining Initial Purchasers do not elect to purchase the Notes which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on the Closing Date, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Company or the Guarantors, except that the Company and the Guarantors will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11 (but not expenses of the defaulting Initial Purchaser).

         Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company or any Guarantor for damages caused by its default. If other Initial Purchasers are obligated or agree to purchase the Notes of a defaulting or withdrawing Initial Purchaser, the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement.

         10. Termination. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers by notice given to and received by the Company prior to delivery of and payment for the Notes if, prior to that time, any of the events described in Sections 7(h), (i), (j) or (k), shall have occurred or if the Initial Purchasers shall decline to purchase the Notes for any reason permitted under this Agreement.

         11. Reimbursement of Initial Purchasers' Expenses. If the Company shall fail to tender the Notes for delivery to the Initial Purchasers by reason of any failure, refusal or inability on the part of the Company or any Guarantor to perform any agreement on their part to be performed, or because any other condition of the obligations hereunder required to be fulfilled by the Company or any Guarantor is not fulfilled, the Company and the Guarantors will reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase of the Notes, and upon demand the Company and the Guarantors shall pay the full amount thereof to the Initial Purchasers. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Initial Purchasers, the Company and the Guarantors shall not be obligated to reimburse any defaulting Initial Purchaser of any expenses.

         12. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

         (a) if to the Initial Purchasers, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., 745 7th Avenue, New York, New York 10019, Attention: Sam Pina Cortez (Fax: (212) 526-8176), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, New York, New York 10022 and to Banc of America Securities LLC, 231 South LaSalle Street, Chicago, Illinois 60697, Attention: Tom Dennison (Fax
(312) 974-9313);

         (b) if to the Company or any Guarantor, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Memorandum, Attention: Alvin L. Thomas II, Esq., General Counsel (Fax: (713) 369-1750);

         provided, however, that any notice to an Initial Purchaser pursuant to
Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such Initial Purchaser at its address set forth in its acceptance telex to Lehman Brothers Inc., which address will be supplied to any other party hereto by Lehman Brothers Inc. upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by Lehman Brothers Inc.

         13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, the Guarantors and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that
(A) the representations, warranties, indemnities and agreements of the Company and the Guarantors contained in this Agreement shall also be deemed to be for the benefit of directors of the Initial Purchasers, officers of the Initial Purchasers and the person or persons, if any, who control any Initial Purchaser within the meaning of Section 15 of the Act and (B) the indemnity agreement of the Initial Purchasers contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the Company and the Guarantors, officers of the Company and the Guarantors, employees of the Company and the Guarantors and any person controlling the Company or the Guarantors within the meaning of Section 15 of the Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         14. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

         15. Definition of the Terms "Business Day" and "Subsidiary". For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

         16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

         17. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

         18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

         If the foregoing correctly sets forth the agreement among the Company, the Guarantors, and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

         Very truly yours,

         SYNAGRO TECHNOLOGIES, INC.

         By   /s/ Alvin L. Thomas II
            -----------------------------------------
              Alvin L. Thomas II, Secretary

         SYNAGRO MIDWEST, INC.,
         SYNAGRO OF MICHIGAN, INC.,
         SYNAGRO OF WISCONSIN, INC.,
         SYNAGRO OF MINNESOTA - REHBEIN, INC.,
         SYNAGRO MIDWEST - ENVIROLAND, INC.,
         SYNAGRO SOUTHWEST, INC.,
         SYNAGRO OF TEXAS-CDR, INC.,
         SYNAGRO OF TEXAS-VITAL-CYCLE, INC.,
         SYNAGRO SOUTHEAST, INC.,
         SYNAGRO OF NORTH CAROLINA-EWR, INC.,
         SYNAGRO OF NORTH CAROLINA-AMSCO, INC.,
         SYNAGRO OF FLORIDA - A&J, INC.,
         SYNAGRO OF FLORIDA - ANTI-POLLUTION, INC.,
         SYNAGRO OF FLORIDA - DAVIS WATER, INC.,
         SYNAGRO OF FLORIDA - ECOSYSTEMS, INC.,
         SYNAGRO NORTHEAST, INC.,
         COMPOSTING CORPORATION OF AMERICA,
         ORGANI-GRO, INC.,
         ST INTERCO, INC.,
         ENVIRONMENTAL PROTECTION & IMPROVEMENT COMPANY, INC.,
         SYNAGRO MID-ATLANTIC, INC.,
         SYNAGRO WEST, INC.,
         SYNAGRO COMPOSTING COMPANY OF CALIFORNIA, INC.,
         SYNAGRO OF CALIFORNIA, INC.,
         NEW ENGLAND TREATMENT COMPANY, INC.,
         FAIRHAVEN RESIDUAL SYSTEMS, INC.,
         NETCO-CONNECTICUT, INC.,
         NETCO-RESIDUALS MANAGEMENT SYSTEMS, INC.,
         NETCO-WATERBURY SYSTEMS, INC., F/K/A NETCO-WATERBURY, INC., NEW HAVEN RESIDUALS SYSTEMS, INC.,
         RESIDUAL TECHNOLOGIES SYSTEMS, INC.,
         RESIDUALS PROCESSING, INC.,
         FUTURE - TECH ENVIRONMENTAL SERVICES, INC.,
         SYNAGRO - WWT, INC.,
         SOARING VISTA PROPERTIES, INC.,

         NYOFCO HOLDINGS, INC.,
         SYNAGRO - WCWNJ, INC.,
         SYNAGRO - BALTIMORE, L.L.C.,
         SYNAGRO DIGESTION, INC.,
         SYNAGRO TEXAS, INC., AND
         SYNAGRO DELAWARE, INC

         By   /s/ Alvin L. Thomas II
            -----------------------------------------
              Alvin L. Thomas II, Secretary

         RESIDUAL TECHNOLOGIES, LIMITED PARTNERSHIP

         By Residuals Technologies Systems, Inc., its general partner

         By   /s/ Alvin L. Thomas II
            -----------------------------------------
              Alvin L. Thomas II, Secretary

         FAIRHAVEN RESIDUALS, LIMITED PARTNERSHIP

         By Fairhaven Residuals Systems, Inc., its general partner

         By   /s/ Alvin L. Thomas II
            --------------------------------
              Alvin L. Thomas II, Secretary

         NETCO-WATERBURY, LIMITED PARTNERSHIP

         By NETCO-Waterbury Systems, Inc., its general partner

         By   /s/ Alvin L. Thomas II
            -----------------------------------------
              Alvin L. Thomas II, Secretary

         NETCO-RESIDUALS MANAGEMENT, LIMITED PARTNERSHIP

         By NETCO-Residuals Management Systems, Inc, its general partner

         By   /s/ Alvin L. Thomas II
            -----------------------------------------
              Alvin L. Thomas II, Secretary

         NEW HAVEN RESIDUALS, LIMITED PARTNERSHIP

         By New Haven Residuals Systems, Inc., its general partner

         By   /s/ Alvin L. Thomas II
            -----------------------------------------
              Alvin L. Thomas II, Secretary

         PROVIDENCE SOILS, LLC

         By   /s/ Alvin L. Thomas II
            -----------------------------------------
              Alvin L. Thomas II, Manager

         SYNAGRO MANAGEMENT, L.P.

         By Synagro Texas, Inc., its general partner

         By   /s/ Alvin L. Thomas II
            -----------------------------------------
              Alvin L. Thomas II, Secretary

         NEW YORK ORGANIC FERTILIZER COMPANY

         By Synagro - WWT, Inc., its general partner

         By   /s/ Alvin L. Thomas II
            -----------------------------------------
              Alvin L. Thomas II, Secretary

         ATLANTA RESIDUALS MANAGEMENT, LLC

         By   /s/ Mark A. Rome
            -----------------------------------------
              Mark A. Rome, Vice President

         SYNAGRO DELAWARE, INC

         By   /s/ Mark B. McCormick
            -----------------------------------------
              Mark B. McCormick, Secretary

         Accepted:

         LEHMAN BROTHERS INC.
         BANC OF AMERICA SECURITIES LLC

         LEHMAN BROTHERS INC.

         By   /s/ Sam Cortez
            -----------------------------------------
              Sam Cortez
              Senior Vice President

         BANC OF AMERICA SECURITIES LLC

         By   /s/ Kaj Alhburg
            -----------------------------------------
              Kaj Alhburg
              Managing Director

                                   SCHEDULE I

                                   GUARANTORS

SYNAGRO MIDWEST, INC.,
SYNAGRO OF MICHIGAN, INC.,
SYNAGRO OF WISCONSIN, INC.,
SYNAGRO OF MINNESOTA - REHBEIN, INC.,
SYNAGRO MIDWEST - ENVIROLAND, INC.,
SYNAGRO SOUTHWEST, INC.,
SYNAGRO OF TEXAS-CDR, INC.,
SYNAGRO OF TEXAS-VITAL-CYCLE, INC.,
SYNAGRO SOUTHEAST, INC.,
SYNAGRO OF NORTH CAROLINA-EWR, INC.,
SYNAGRO OF NORTH CAROLINA-AMSCO, INC.,
SYNAGRO OF FLORIDA - A&J, INC.,
SYNAGRO OF FLORIDA - ANTI-POLLUTION, INC.,
SYNAGRO OF FLORIDA - DAVIS WATER, INC.,
SYNAGRO OF FLORIDA - ECOSYSTEMS, INC.,
SYNAGRO NORTHEAST, INC.,
COMPOSTING CORPORATION OF AMERICA,
ORGANI-GRO, INC.,
ST INTERCO, INC.,
ENVIRONMENTAL PROTECTION & IMPROVEMENT COMPANY, INC.,
SYNAGRO MID-ATLANTIC, INC.,
SYNAGRO WEST, INC.,
SYNAGRO COMPOSTING COMPANY OF CALIFORNIA, INC.,
SYNAGRO OF CALIFORNIA, INC.,
RESIDUAL TECHNOLOGIES, LIMITED PARTNERSHIP,
FAIRHAVEN RESIDUALS, LIMITED PARTNERSHIP,
NETCO-WATERBURY, LIMITED PARTNERSHIP,
NETCO-RESIDUALS MANAGEMENT, LIMITED PARTNERSHIP,
NEW HAVEN RESIDUALS, LIMITED PARTNERSHIP,
NEW ENGLAND TREATMENT COMPANY, INC.,
FAIRHAVEN RESIDUAL SYSTEMS, INC.,
NETCO-CONNECTICUT, INC.,
NETCO-RESIDUALS MANAGEMENT SYSTEMS, INC.,
NETCO-WATERBURY SYSTEMS, INC., F/K/A  NETCO-WATERBURY, INC.,
NEW HAVEN RESIDUALS SYSTEMS, INC.,
RESIDUAL TECHNOLOGIES SYSTEMS, INC.,
PROVIDENCE SOILS, LLC,
RESIDUALS PROCESSING, INC.,
FUTURE - TECH ENVIRONMENTAL SERVICES, INC.,
SYNAGRO - WWT, INC.,
SOARING VISTA PROPERTIES, INC.,
NYOFCO HOLDINGS, INC.,

NEW YORK ORGANIC FERTILIZER COMPANY,
SYNAGRO - WCWNJ, INC.,
SYNAGRO - BALTIMORE, L.L.C.,
SYNAGRO DIGESTION, INC.,
ATLANTA RESIDUALS MANAGEMENT, LLC,
SYNAGRO TEXAS, INC.,
SYNAGRO DELAWARE, INC., AND
SYNAGRO MANAGEMENT, L.P.

                                   SCHEDULE II



                                                                              PRINCIPAL
                                                                              AMOUNT OF
                                                                                NOTES
                                                                                TO BE
                          INITIAL PURCHASERS                                  PURCHASED
                                                                             ------------
Lehman Brothers Inc...................................................       $ 97,500,000
Banc of America Securities LLC........................................         52,500,000
                                                                             ------------
  Total...............................................................       $150,000,000
                                                                             ============

                                                                       EXHIBIT A

                             COMPANY COUNSEL OPINION

         Locke Liddell & Sapp LLC shall have furnished to the Initial Purchasers its written opinion, as counsel to the Company and the Guarantors, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, to the effect that:

         1. The Company and the Designated Guarantors have been duly incorporated, are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, and have all corporate power and authority necessary to own or hold their respective properties and conduct the businesses in which they are engaged.

         2. All of the issued shares of capital stock of each of the Designated Guarantors have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or indirectly by the Company, free and clear (to our Actual Knowledge) of all liens, encumbrances, equities or claims, other than and except for the pledge of all such shares to the Bank of America,
N. A., as administrative agent under the Second Amended and Restated Credit Agreement dated as of August 14, 2000, by and among the Company, various financial institutions, and Bank of America, N. A., as administrative agent, as amended by First Amendment to Second Amended and Restated Credit Agreement dated February 25, 2002.

         3. Except as described in the Offering Memorandum, there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any securities pursuant to the Restated Certificate of Incorporation or by-laws of the Company, the certificate of incorporation or by-laws of any of the Designated Guarantors, or any agreement or other instrument known to us.

         4. The Purchase Agreement has been duly authorized and delivered by the Company and each of the Designated Guarantors and constitutes a valid and binding agreement of the Company and each of the Designated Guarantors, enforceable against the Company and each of the Designated Guarantors in accordance with its terms.

         5. The Indenture and the Registration Rights Agreement have each been duly authorized and delivered by the Company and each of the Designated Guarantors, and (assuming due execution and delivery of the Indenture by the Trustee) each constitutes a valid and binding agreement of the Company and each of the Designated Guarantors, enforceable against the Company and each of the Designated Guarantors in accordance with its terms.

         6. The Notes and the Guarantees have each been duly authorized by the Company and the Designated Guarantors respectively; the Notes have been duly executed, issued and delivered by the Company; the Guarantees have been duly executed, issued and endorsed on the Notes; and the Notes and the Guarantees constitute valid and binding obligations of the Company and the Designated Guarantors, as the case may be, entitled to the benefits of the Indenture and enforceable in accordance with their terms.

         7. The Exchange Notes have been authorized by the Company.

         8. The Exchange Guarantees have been duly authorized by the Designated Guarantors.

         9. The issue and sale of the Notes being delivered on this date by the Company, and the compliance by the Company and the Designated Guarantors with all of the provisions of the Purchase Agreement, the Notes, the Guarantees, the Indenture and the Registration Rights Agreement, and the consummation of the transactions described therein, (1) do not result in any violation of the provisions of the Restated Certificate of Incorporation or by-laws of the Company or the certificate of incorporation or by-laws of any of the Designated Guarantors, and (2) do not violate any statute or, to our Actual Knowledge, any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Designated Guarantors or any of their respective properties or assets; and, except for the registration of the Exchange Notes and the Exchange Guarantee under the Act and such filings, consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Notes by the Initial Purchasers, no consent, approval, authorization or order of, or filing or registration with, any governmental authority is required for the execution and delivery of the Purchase Agreement, the Indenture, the Registration Rights Agreement, the Guarantees or the Exchange Guarantees by the Company or the Designated Guarantors.

         10. The Notes are not of the same class (within the meaning of Rule 144A under the Act) as securities of the Company or the Guarantors that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

         11. Assuming the truth of your representations and warranties in the Purchase Agreement and your compliance with your agreements set forth in the Purchase Agreement, and assuming the truth of the representations and warranties made by the Company in the Purchase Agreement and compliance by the Company with its agreements made in the Purchase Agreement, no registration under the Act of the Notes is required for the sale of the Notes to you as described in the Purchase Agreement or for the Exempt Resales in accordance with the Purchase Agreement.

         12. Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date (except for the financial statements and the notes thereto and schedules and other financial and accounting data included therein or omitted therefrom, as to which we express no opinion) contained all information required by Rule 144A(d)(iv) of the Securities and Exchange Commission.

         13. The Indenture, the Registration Rights Agreements, the Notes and the Guarantees conform, as to legal matters, to the descriptions thereof contained in the Offering Memorandum.

         14. The statements contained in the Offering Memorandum under the caption "Description of Notes", insofar as they purport to constitute a summary of the terms of the Notes, are accurate in all material respects. The statements contained in the Offering Memorandum under the captions "Certain Relationships and Related Transactions," "Certain U.S. Federal Income Tax Considerations," "Management--Employment Agreements," "Description of Other Indebtedness and Preferred Stock" and "Plan of Distribution", insofar as they describe the laws and documents referred therein, are accurate in all material respects.

         15. The statements and conclusions of law contained in the Offering Memorandum relating to Environmental Laws (as defined below), insofar as they pertain to legal matters, are accurate in all material respects and fairly present the information set forth therein.

         16. To our Actual Knowledge, and other than as set forth in the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of the Designated Guarantors is a party or of which any of the property or assets of the Company or any of the Designated Guarantors is the subject which, if determined adversely to the Company or such Designated Guarantor, would have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, or business of the Company and the Guarantors, taken as a whole.

         17. To our Actual Knowledge, and except as set forth in the Offering Memorandum, there are no contracts, agreements or understandings (other than the Registration Rights Agreement) between the Company or any Designated Guarantor and any person granting such person the right to require the Company or any Designated Guarantor to file a registration statement under the Act with respect to any securities of the Company or any Designated Guarantor owned or to be owned by such person or to require the Company or any Designated Guarantor to include such securities in the securities registered pursuant to the Registration Rights Agreement or in any securities being registered pursuant to any other registration statement filed by the Company or any Designated Guarantor under the Act.

         18. The Company is not an "investment company", as such term is defined in the Investment Company Act of 1940.

         We have acted as corporate counsel to the Company on a regular basis (although the Company is also represented by its General Counsel) since 1998, and have acted as counsel to the Company in connection with the preparation of the Offering Memorandum. In the course of the preparation by the Company of the Offering Memorandum, we have participated in conferences with officers of the Company and the Designated Guarantors, and with you and your counsel.

         Based on the foregoing, but without independent check or verification, we advise you that no facts have come to our attention which cause us to believe that the Offering Memorandum, as of its date and as of the date of this opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as to the extent set forth in paragraphs 13, 14 and 15 of this opinion, insofar as such statements relate to the Notes and concern legal matters we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Memorandum or for the financial statements and the notes thereto and schedules and other financial and accounting data included therein or omitted therefrom.

                                                                       EXHIBIT B

                             GENERAL COUNSEL OPINION

         Alvin L. Thomas II shall have furnished to the Initial Purchasers his written opinion, as general counsel to the Company and the Guarantors, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, to the effect that:

         1. The Company and the Designated Guarantors have been duly incorporated or formed and are validly existing as corporations, limited liability companies, or partnerships in good standing under the laws of their respective jurisdictions of incorporation or formation. The Company and the Designated Guarantors are duly qualified to do business and are in good standing as foreign corporations or foreign limited liability companies in each jurisdiction in which their failure to be so qualified and in good standing would have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, or business of the Company and the Guarantors, taken as a whole, and have all corporate or other organizational power and authority necessary to own or hold their respective properties and conduct the businesses in which they are engaged.

         2. The Company has an authorized capitalization as set forth in the Offering Memorandum. All of the issued shares of capital stock of each of the Designated Guarantors that is a corporation have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or indirectly by the Company, free and clear (to my knowledge) of all liens, encumbrances, equities or claims, other than and except for the pledge of all such shares to the Company's senior lender.

         3. To my knowledge, neither the Company nor any of the Designated Guarantors is in violation of its Certificate of Incorporation, Certificate of Formation, limited liability company agreement, partnership agreement, by-laws or other organizational documents, or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound.

         4. The Purchase Agreement has been duly authorized and delivered by the Company and the Designated Guarantors.

         5. The Indenture and the Registration Rights Agreement have each been duly authorized and delivered by the Company and the Designated Guarantors.

         6. The Notes and the Guarantees have each been duly authorized by the Company and the Designated Guarantors, the Notes have been duly executed, issued and delivered by the Company, and the Guarantees have been duly executed, issued and endorsed on the Notes by the Designated Guarantors.

         7. The Exchange Notes have been duly authorized by the Company.

         8. The Exchange Guarantees have been duly authorized by each of the Designated Guarantors.

         9. The issuance and sale of the Notes being delivered on this date by the Company, and the compliance by the Company and the Designated Guarantors with all of the provisions of the Purchase Agreement, the Notes, the Guarantees, the Indenture and the Registration Rights Agreement, and the consummation of the transactions described therein, (1) do not violate and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to me to which the Company or any of the Designated Guarantors is a party or by which the Company or any of the Designated Guarantors is bound or to which any material part of the property or assets of the Company or any of the Designated Guarantors is subject, (2) do not result in any violation of the provisions of the Certificate of Incorporation, Certificate of Formation, limited liability company agreement, partnership agreement, charter, by-laws or other organizational documents of the Company or any of the Designated Guarantors, and (3) do not violate any statute or any order, rule or regulation known to me of any court or governmental agency or body having jurisdiction over the Company or any of the Designated Guarantors or any material part of their respective properties or assets.

         10. The Notes are not of the same class (within the meaning of Rule 144A under the Act) as securities of the Company or the Guarantors that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

         11. To my knowledge, and other than as set forth in the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of the Designated Guarantors is a party or of which any material part of the property or assets of the Company or any of the Designated Guarantors is the subject which, if determined adversely to the Company or such Designated Guarantor, would have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, or business of the Company and the Guarantors, taken as a whole.

         12. The statements and conclusions of law contained in the Offering Memorandum relating to Environmental Laws (as defined below) have been reviewed by me and, insofar as they pertain to legal matters, are accurate in all material respects and fairly present the information set forth therein.

         13. To my knowledge, and except as disclosed in the Offering Memorandum and except for possible violations which, individually or in the aggregate, would not have a material adverse effect on the general affairs, management, financial position, stockholders' equity or results of operations of the Company or the Guarantors, taken as a whole, the Company and the Designated Guarantors
(1) are conducting and have conducted the business, operations and facilities in material compliance with all applicable federal, state, local, and foreign laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations, orders, judgments, directives, decrees, requirements and common law relating to occupational safety and health, or pollution, or protection of health or the environment as now or previously in effect [including, without limitation, those relating to, regulating, or imposing liability or standards of conduct concerning (i) noise or odor, (ii) the use or disposal of sewage sludge or biosolids, (iii) emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous, dangerous, toxic, biohazardous or infectious substances, materials, constituents or wastes or toxins, viruses, infectious disease agents, or pathogens, petroleum, petroleum products and their breakdown constituents, or any other chemical substance regulated under Environmental Laws (as defined below) or exhibiting a hazardous waste characteristic including but not limited to corrosivity, ignitability, toxicity, or reactivity, whether solid, gaseous or liquid in nature ("Hazardous Substances"), into ambient air, surface water, groundwater or land, (iv) relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, release, transport or handling of Hazardous Substances, or (v) otherwise relating to remediating real property or concerning protection of the outdoor or indoor environment] ("Environmental Laws"), in each case where the failure to be in such compliance would have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, or business of the Company and the Guarantors, taken as a whole; (2) possess and maintain in full force and effect any and all permits, licenses or registrations required under Environmental Law ("Environmental Permits") failure to possess which would have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, or business of the Company and the Guarantors, taken as a whole; (3) will not require material expenditures to maintain such Environmental Permits or such compliance with Environmental Law or to remediate, clean up, abate or remove any Hazardous Substance on any real property currently or formerly owned, operated or leased by the Company or its subsidiaries; and (4) have not received any notice from a governmental instrumentality or any other third party alleging any violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing Hazardous Substances and/or damages to natural resources).

         14. To my knowledge, and except as disclosed in the Offering Memorandum, there is no claim pending or threatened under any Environmental Laws against the Company or any of the Designated Guarantors which, if adversely determined, individually or in the aggregate, would have a material adverse effect on the general affairs, management, financial position, stockholders' equity or results of operations of the Company and the Guarantors, taken as a whole; and, to my knowledge and except as disclosed in the Offering Memorandum, there are no past or present actions or conditions, including, without limitation, (i) the release or threatened release of any Hazardous Substance or
(ii) any legal proceeding or any unsatisfied condition in an Environmental Permit that would reasonably be expected to allow material modification or revocation thereof, that are reasonably likely to form the basis of any such claim against the Company or any of the Designated Guarantors which, if adversely determined, individually or in the aggregate would have a material adverse effect on the general affairs, management, financial position, stockholders' equity or results of operations of the Company and the Guarantors, taken as a whole.